EXHIBIT 3.1
AMENDED AND RESTATED BYLAWS
OF
ONTRAK, INC.,
A DELAWARE CORPORATION

(as amended through August 4, 2023)

TABLE OF CONTENTS

-i-

-ii-

AMENDED AND RESTATED BYLAWS
OF
ONTRAK, INC.,
a Delaware corporation
ARTICLE I
IDENTIFICATION; OFFICES
SECTION 1.1    Name. The name of the corporation is Ontrak, Inc., a Delaware corporation (the “Corporation”).
SECTION 1.2    Principal Office; Other Offices. The Board of Directors of the Corporation (the “Board of Directors” or “Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware. The Corporation may have such other offices, either within or outside of the State of Delaware, as the business of the Corporation may require from time to time.
ARTICLE II
STOCKHOLDERS
SECTION 2.1    Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held each year on a date and at a time designated by the Board of Directors. At each such annual meeting, the stockholders shall elect directors and shall conduct such other business as may properly be brought before the meeting.
SECTION 2.2    Special Meeting. A special meeting of the stockholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by such other officers or persons as the Board of Directors may designate.
SECTION 2.3    Place of Stockholder Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but instead may be held solely by means of remote communication.
SECTION 2.4    Notice of Meetings.
(a)    Unless waived as provided herein or under the General Corporation Law of the State of Delaware (the “DGCL”), and except as otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, either personally, by mail, by courier service, or, in accordance with the applicable requirements of the DGCL, by electronic transmission (as such term is defined in the DGCL). Any written, printed, or electronic notice of a meeting of stockholders shall state the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and shall specify the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.
(b)    If notice is delivered by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is delivered by courier service, such notice shall be deemed given on the earlier of when the notice is received or left at the stockholder’s address. If notice is delivered by electronic mail (as such term is defined in the DGCL), such notice shall be deemed given when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation, and will be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Notice given by electronic transmission (other than electronic mail) shall be effective if it is given by a form of electronic transmission consented to by the stockholder (in a manner consistent with the DGCL) to whom the notice is directed. Such notice shall be deemed given at the time specified in Section 232 of the DGCL.
SECTION 2.5    Quorum.
(a)    Unless otherwise provided by law or the Corporation’s Certificate of Incorporation, a majority of the shares entitled to vote, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the shares entitled to vote at a meeting of stockholders is present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy at such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
(b)    The stockholders present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.
SECTION 2.6    Fixing of Record Date.
(a)    For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the Board of Directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to (i) to the principal place of business of the Corporation; (ii) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded; (iii) to the registered office of the Corporation in the State of Delaware by hand or by certified or registered mail, return receipt requested; or (iv) subject to compliance with the applicable requirements of Section 228 of the DGCL, in accordance with Section 116 of the DGCL to an information processing system, if any, designated by the Corporation for receiving such consents. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders’ consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)    For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
SECTION 2.7    Voting List. The Corporation shall prepare, no later than the 10th day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder of the Corporation, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
SECTION 2.8    Voting. Unless otherwise provided by the Corporation’s Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by plurality of the votes of the shares of the class or series of shares that has the power under the Corporation’s Certificate of Incorporation or under applicable law to elect such directors, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy at the meeting entitled to vote on the election of directors.
SECTION 2.9    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a form of appointment of proxy (i.e., a proxy card) that is a color other than white. A white-colored proxy card shall be reserved for the exclusive use by the Board of Directors.
SECTION 2.10    Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Corporation’s Certificate of Incorporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.
SECTION 2.11    Informal Action of Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that written consent had been given in accordance with the provisions of Section 228 of the DGCL, and that written notice has been given as provided in such section.
SECTION 2.12    Conduct of Stockholder Meetings.
(a)    Such person as the Board of Directors may designate or, in the absence of such a designation, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall call to order any meeting of the stockholders and act as chairman of such meeting. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
(b)    In the absence of the Secretary of the Corporation, the chairman of the meeting shall appoint a person to serve as secretary at the meeting.
(c)    The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.
(d)    In advance of any meeting of stockholders of the Corporation, the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders of the Corporation, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
SECTION 2.13    Adjourned Meetings. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), by the chairman of the meeting or by the stockholders present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy at the meeting and entitled to vote, although less than a quorum. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time, place, date, and means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken; (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (c) provided in any other manner permitted by the DGCL. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
SECTION 2.14    Nomination of Directors.
(a)    Generally. Except as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with this Section 2.14 shall be eligible to be elected as directors at an annual or special meeting of stockholders.
(b)    Nominations of Candidates. Nominations of any person for election to the Board of Directors at an annual meeting or special meeting of the stockholders of the Corporation (but, with respect to a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder present in person who (A) was a stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 2.14 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.14 and Section 2.15 with respect to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting of the stockholders of the Corporation.
For purposes of this Section 2.14, “present in person” shall mean that the stockholder proposing to nominate one or more candidates for election to the Board of Directors at the meeting, or a qualified representative of such stockholder, appears in person at such meeting if such meeting is held solely at a physical location or, in the event that such meeting permits stockholder attendance by means of remote communication, appears by such means of remote communication; a “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary of the Corporation prior to or at the time of the meeting of stockholders. For the avoidance of doubt, notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) nominating a candidate for election as a director at a meeting is not present in person at the meeting, such candidate shall not be considered for election as a director, and any proxies or votes cast in favor of or for the election of such candidate shall be disregarded (provided, however, that such proxies and/or votes will be counted for the purposes of establishing a quorum).
(c)    Stockholder Advance Notice.
(i)    Annual Meetings. For a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of the stockholders of the Corporation, the stockholder must (1) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate(s) for nomination as required to be set forth by this Section 2.14 and Section 2.15 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.14 and Section 2.15. To be timely, a stockholder’s notice must be received in writing by the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 90th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public disclosure (as defined below) of the date of such annual meeting is first made (such notice within such time periods, “Timely Notice”); provided, however, that with respect to the annual meeting of the stockholders of the Corporation held in 2023, to be timely, a stockholder’s notice must be received in writing by the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 20th day after public disclosure of the effectiveness of this Section 2.14. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of Timely Notice as described above. For purposes of these Bylaws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(ii)    Special Meetings. If the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of the stockholders of the Corporation, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the stockholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive office of the Corporation, (ii) provide the information with respect to such stockholder and its candidate(s) for nomination as required by this Section 2.14 and Section 2.15 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.14. To be timely, a stockholder’s notice for nominations to be made at such special meeting must be received in writing by the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public disclosure of the date of such special meeting was first made (solely for purposes of special meetings of stockholders of the Corporation, the term “Timely Notice” shall mean such notice within the time periods set forth in this sentence). In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(iii)    Number of Candidates. In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than the holders of the class or series of shares held by the Nominating Person have the power under the Corporation’s Certificate of Incorporation or under applicable law to elect at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period for Timely Notice, (B) the date set forth in Section 1.10(c)(ii) or (C) the 10th day following the date of public disclosure of such increase.
(d)    Contents of Notice. To be in proper form for purposes of this Section 2.14, a stockholder’s notice to the Secretary of the Corporation shall set forth:
(i)    as to each Nominating Person, (A) the name and address of such Nominating Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Nominating Person (specifying the type of ownership for the class and/or series and the number of shares of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned by each Nominating Person), except that such Nominating Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Nominating Person has a right to acquire beneficial ownership at any time in the future;
(ii)    as to each Nominating Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Nominating Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Nominating Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Nominating Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Nominating Person as a hedge with respect to a bona fide derivatives trade or position of such Nominating Person arising in the ordinary course of such Nominating Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Nominating Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Nominating Person is a party or material participant involving the Corporation, any affiliate of the Corporation, or any of their respective officers or directors, (D) any other material relationship between such Nominating Person, on the one hand, and the Corporation, any affiliate of the Corporation, or any of their respective officers or directors, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Nominating Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (F) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the election of directors by such Nominating Person pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(iii)    as to each Nominating Person, a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Nominating Persons and (B) between or among any Nominating Person and any other person or entity (including their names) in connection with the nomination of such candidate; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(iv)    as to each Nominating Person, a representation that the Nominating Person will or is part of a group that will (A) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of the class or series of shares that has the power under the Corporation’s Certificate of Incorporation to elect each candidate whom the Nominating Person proposes to nominate for election as a director, (B) include a statement to that effect in its proxy statement and/or its form of proxy, (C) otherwise comply with Rule 14a-19 under the Exchange Act and (D) provide the Secretary of the Corporation not less than five business days prior to the applicable meeting, or any adjournment or postponement thereof, with reasonable documentary evidence that such Nominating Person complied with such representations; and
(v)    as to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) the class or series of shares that has the power to elect such candidate under the Corporation’s Certificate of Incorporation or under applicable law, (B) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.14 and Section 2.15 if such candidate for nomination were a Nominating Person, (C) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in any proxy statement for the applicable meeting and any associated proxy card as a nominee and to serving as a director if elected), (D) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the SEC if such Nominating Person were the “registrant” for purposes of such Item 404 and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (D) are referred to as “Nominee Information”), and (E) a completed and signed questionnaire, representation and agreement as required by Section 2.15(a).
For purposes of this Section 2.14, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting of the stockholders of the Corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such stockholder in such solicitation.

(e)    Updating of Notice. A stockholder providing notice of any nomination proposed to be made at a meeting of the stockholders of the Corporation shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for stockholders entitled to vote at such meeting and as of the date that is 10 business days prior to the date of such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation (or any other office specified by the Corporation in any public disclosure) not later than five business days after the record date for stockholders entitled to vote at such meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for such meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to such meeting or any adjournment or postponement thereof). Notwithstanding the foregoing, if a Nominating Person no longer intends to solicit proxies pursuant to Section 2.14(d)(iv), such Nominating Person shall inform the Corporation of this change by delivering a writing to the Secretary of the Corporation at the principal executive office of the Corporation (or any other office specified by the Corporation in any public disclosure) no later than two business days after the occurrence of such change. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(f)    Required Compliance with the Exchange Act. In addition to the requirements of this Section 2.14 with respect to any nomination proposed to be made at a meeting of the stockholders of the Corporation, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of the election of director nominees at such meeting other than the Board of Directors’ nominees unless such Nominating Person has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies with respect to such meeting, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rules 14a-19(a)(1) and (b) under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a‑19 under the Exchange Act (including the provision to the Corporation of notices required thereunder in a timely manner and evidence that the Nominating Person on whose behalf a nomination is made complied with such Nominating Person’s representation as to whether the Nominating Person solicited (or is part of a group which solicited) proxies in support of such nomination as required by clause (A) of Section 2.14(d)(iv)), then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates, notwithstanding that proxies or votes with respect to such nominations may have been received by the Corporation (provided, however, that such proxies and/or votes will be counted for the purposes of establishing a quorum).
(g)    Means of Delivery. Any written notice, supplement, update or other information required to be delivered to the Corporation pursuant to this Section 2.14 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive office.
SECTION 2.15    Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.
(a)    Candidate to Provide Questionnaire, Representation and Agreement. To be eligible to be a candidate for election as a director of the Corporation at an annual meeting or special meeting of the stockholders of the Corporation, a candidate must be nominated in the manner prescribed in Section 2.14 and a candidate nominated by a stockholder must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary of the Corporation at the principal executive office of the Corporation, (i) a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Corporation upon written request of a stockholder therefor) and (ii) a written representation and agreement (in a form provided by the Corporation upon written request of a stockholder therefor) that such candidate for nomination (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question if such agreement, arrangement or understanding has not been disclosed to the Corporation, or if such agreement, arrangement or understanding could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) may not be, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, and (C) will comply with all of the

Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other policies and guidelines of the Corporation applicable to directors (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).
(b)    Candidate to Furnish Certain Other Information. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each candidate for election as a director of the Corporation is independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.
(c)    Updating Candidate Information. A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.15, if necessary, so that the information provided or required to be provided pursuant to this Section 2.15 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation (or any other office specified by the Corporation in any public disclosure) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(d)    Rejection of Nominee for Non-compliance. No candidate shall be eligible for nomination as a director of the Corporation, or be seated as a director, unless such candidate and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.14 and this Section 2.15. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.14 and this Section 2.15, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies or votes in respect of such nomination may have been received by the Corporation (provided, however, that such proxies and/or votes will be counted for the purposes of establishing a quorum).
SECTION 2.16    Business at Annual Meetings Other than Election of Directors.
(a)    Generally. At any annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of the stockholders of the Corporation, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a stockholder of the Corporation present in person who (A) (1) was a stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 2.16 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.16 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders of the Corporation. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.14 and Section 2.15, and this Section 2.16 shall not be applicable to such nominations. Furthermore, for any business to be properly brought before the meeting by a stockholder, such business must constitute a proper matter under Delaware law for stockholder action.
For purposes of this Section 2.16, “present in person” means that the stockholder proposing that the business be brought before the annual meeting of the stockholders of the Corporation, or a qualified representative of such proposing stockholder, appears in person at such annual meeting if the annual meeting of the stockholders of the Corporation is held solely at a physical location or, in the event that the annual meeting permits stockholder attendance by means of remote communication, appears by such means of remote communication; and a “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting of stockholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary of the Corporation prior to or at the time of such annual meeting. For the avoidance of doubt, notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) proposing business to be conducted at a meeting is not present in person at the annual meeting, such business shall not be considered, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies in respect of such business may have been received by the Corporation.
(b)    Timeliness of Notice. For business to be properly brought before an annual meeting of the stockholders of the Corporation by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Section 2.14) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.16. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of Timely Notice.
(c)    Contents of Notice. To be in proper form for purposes of this Section 2.16, a stockholder’s notice to the Secretary of the Corporation shall set forth:
(i)    as to each item of business that the Proposing Person (as defined below) proposes to bring before such annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, (B) the text of the proposal or business (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment), (C) the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (D) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by the Proposing Persons and (E) all other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (i) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(ii)    as to each Proposing Person, (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Proposing Person (specifying the type of ownership for the class and/or series and the number of shares of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned by each Proposing Person), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; and
(iii)    as to each Proposing Person, (A) any Disclosable Interests (as defined in Section 2.14(d)(ii), except that for purposes of this Section 2.16, the term “Proposing Person” shall be substituted for the term “Nominating Person” in all places it appears in Section 2.14(d)(ii)), (B) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of appointment of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, and (C) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.
For purposes of this Section 2.16, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting of stockholders of the Corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before such annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such stockholder in such solicitation.
(d)    Required Updating of Notice. A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting of stockholders of the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.16 shall be true and correct as of the record date for stockholders entitled to vote at such annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation (or any other office specified by the Corporation in any public disclosure) not later than five business days after the record date for stockholders entitled to vote at such annual meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for such annual meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which such annual meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(e)    Requirement for Compliance. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the stockholders of the Corporation that is not properly brought before such annual meeting in accordance with this Section 2.16. The chairman of any annual meeting of stockholders of the Corporation shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 2.16 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Proposing Person’s proposal in compliance with the representation with respect thereto required by this Section 2.16), and if the chairman should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.16, the chairman shall so declare to the meeting and such business shall not be brought before the annual meeting, in each case, notwithstanding that proxies or votes with respect to such business may have been received by the Corporation (provided, however, that such proxies and/or votes will be counted for the purposes of establishing a quorum).
(f)    Applicability. This Section 2.16 is expressly intended to apply to any business proposed to be brought before an annual meeting of the stockholders of the Corporation other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.16 with respect to any business proposed to be brought before an annual meeting of stockholders of the Corporation, each Proposing Person shall comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder, with respect to any such business. Nothing in this Section 2.16 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(g)    Other. Except as otherwise required by law, nothing in this Section 2.16 shall obligate the Corporation or the Board of Directors to include in any proxy statement (or other stockholder communication distributed on behalf of the Corporation or the Board of Directors) information with respect to any proposal submitted by a stockholder.
(h)    Means of Delivery. Any written notice, supplement, update or other information required to be delivered to the Corporation pursuant to this Section 2.16 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive office.
ARTICLE III
DIRECTORS
SECTION 3.1    Number of Directors. The number of directors constituting the entire Board shall be such number to be determined from time to time by the resolution of the Board. This Section 3.1 may be changed by a duly adopted amendment to the Corporation’s Certificate of Incorporation or by a Bylaw amending this Section 3.1.
SECTION 3.2    Election of Directors. Directors shall be elected at the annual meeting of stockholders in the manner set forth in Section 2.8.
SECTION 3.3    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or at least one-third of the number of directors constituting the entire Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.
SECTION 3.4    Notice of Special Meetings of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given at least one (1) day previous thereto by written notice to each director at his or her address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including facsimile, courier, or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address of the director.
SECTION 3.5    Quorum. A majority of the total number of directors fixed by these Bylaws, or in the absence of a bylaw which fixes the number of directors, the number stated in the Corporation’s Certificate of Incorporation or named by the incorporators, shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.
SECTION 3.6    Voting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the DGCL or the Corporation’s Certificate of Incorporation requires a vote of a greater number.
SECTION 3.7    Vacancies. Unless otherwise provided by the Corporation’s Certificate of Incorporation, vacancies in the Board of Directors may be filled by a majority vote of the Board of Directors or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. Any directors elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed by the Board of Directors to fill a vacancy shall serve until the next meeting of stockholders at which directors are elected.
SECTION 3.8    Removal of Directors. Unless otherwise provided by the Corporation’s Certificate of Incorporation, a director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
SECTION 3.9    Informal Action of Directors. Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
SECTION 3.10    Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.10 shall constitute presence in person at such meeting.
ARTICLE IV
WAIVER OF NOTICE
SECTION 4.1    Written Waiver of Notice. Whenever any notice is required to be given to any stockholder under the provisions of the DGCL or these Bylaws, a written waiver of any such notice, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, in each case, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.
SECTION 4.2    Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE V
COMMITTEES
SECTION 5.1    General Provisions. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Corporation’s Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger, pursuant to Section 253 of the DGCL.

ARTICLE VI
OFFICERS
SECTION 6.1    General Provisions. The Board of Directors shall elect a Chief Executive Officer, a Treasurer and a Secretary of the Corporation. The Board of Directors may also elect a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe. The Board of Directors may also delegate to the Chief Executive Officer the authority to appoint one or more Vice Presidents with such duties as the Board of Directors or Chief Executive Officer may from time to time prescribe.
SECTION 6.2    Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.3 of these Bylaws, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.
SECTION 6.3    Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.
SECTION 6.4    The Chief Executive Officer. The Board of Directors shall designate whether the Chairman of the Board, if one shall have been chosen, or the President shall be the Chief Executive Officer of the Corporation. If a Chairman of the Board has not been chosen, or if one has been chosen but not designated Chief Executive Officer, then the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. The Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors.
SECTION 6.5    The President. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, if the Chairman of the Board has not been designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
SECTION 6.6    The Chairman of the Board. The Chairman of the Board, if one is chosen, shall be chosen from among the members of the Board of Directors. If the Chairman of the Board has not been designated Chief Executive Officer, the Chairman of the Board shall perform such duties as may be assigned to the Chairman of the Board by the Chief Executive Officer or by the Board of Directors.
SECTION 6.7    Vice Chairman of the Board. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, if the Chairman of the Board has been designated Chief Executive Officer, the Vice Chairman, or if there be more than one, the Vice Chairmen, in the order determined by the Board of Directors, shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times, the Vice Chairman or Vice Chairmen shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.8    The Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
SECTION 6.9    The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
SECTION 6.10    The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
SECTION 6.11    The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
SECTION 6.12    The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
SECTION 6.13    Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any portion of such powers or duties, of any officers or officer to any other officer or to any director.
SECTION 6.14    Compensation. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services rendered to the Corporation.
ARTICLE VII
CERTIFICATES FOR SHARES
SECTION 7.1    Certificates of Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertified shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertified shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.
SECTION 7.2    Signatures of Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.
SECTION 7.3    Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all of the rights and powers of an owner of shares.
SECTION 7.4    Lost, Destroyed or Stolen Certificates. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.
ARTICLE VIII
DIVIDENDS
SECTION 8.1    Dividends. The Board of Directors may declare and pay dividends upon the shares of the Corporation’s capital stock in any form determined by the Board of Directors, in the manner and upon the terms and conditions provided by law.
ARTICLE IX
CONTRACTS, LOANS, CHECKS AND DEPOSITS
SECTION 9.1    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
SECTION 9.2    Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
SECTION 9.3    Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
SECTION 9.4    Deposits. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositories as determined by the Board of Directors.
ARTICLE X
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
AND OTHER AGENTS
SECTION 10.1    Indemnification of Directors. The Corporation shall, to the maximum extent and in the manner permitted by Section 145 of the DGCL, indemnify each of its directors against expenses judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 145 of the Delaware Law), arising by reason of the fact that such person is or was a director of the Corporation. For purposes of this Article X, a “director” of the Corporation includes any person (i) who is or was a director of the Corporation, (ii) who is or was serving at the request of the Corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
SECTION 10.2    Indemnification of Others. The Corporation shall have the power, to the extent and in the manner permitted by the Delaware Law, to indemnify each of its employees, officers, and agents (other than directors) against expenses (as defined in Section 145 of the Delaware Law), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 145 of the Delaware Law), arising by reason of the fact that such person is or was an employee, officer or agent of the Corporation. For purposes of this Article X, an “employee” or “officer” or “agent” of the Corporation (other than a director) includes any person (i) who is or was an employee, officer, or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee, officer, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee, officer, or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
SECTION 10.3    Indemnity Not Exclusive. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnify hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.
SECTION 10.4    Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article X.
ARTICLE XI
AMENDMENTS
SECTION 11.1    Amendments. These Bylaws may be adopted, amended or repealed by either the Board of Directors or the Corporation’s stockholders.
ARTICLE XII
FORUM FOR ADJUDICATION OF DISPUTES
SECTION 12.1    Delaware Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the Superior Court of the State of Delaware, or, if and only if both the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware lack subject matter jurisdiction, the United States District Court for the District of Delaware) and any state (or, if applicable, federal) appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit, or proceeding brought on behalf of the Corporation, (ii) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any current or former director, officer, employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders or any action asserting a claim for aiding and abetting any such breach of fiduciary duty, (iii) any action, suit, or proceeding asserting a claim against the Corporation or any director, officer, or other employee of the Corporation arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the DGCL or the Corporation’s Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time), (iv) any action, suit, or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit, or proceeding asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants (including personal jurisdiction by reason of any such indispensable party’s consent to personal jurisdiction in the State of Delaware or such court). If any action, suit or proceeding the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware, (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (y) having service of process made upon such stockholders in any action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
SECTION 12.2    Federal District Court Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
SECTION 12.3    No Application to Securities Exchange Act of 1934. Notwithstanding the foregoing, the provisions of this ARTICLE XII shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any claim for which the federal courts of the United States have exclusive jurisdiction.
SECTION 12.4    Savings Clause. If any provision of this ARTICLE XII shall be held to be invalid, illegal or unenforceable as applied to an person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions, in any other circumstance and of the remaining provisions of this ARTICLE XII (including, without limitation, each portion of any sentence of this ARTICLE XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
SECTION 12.5    Notice and Consent. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XII.
SECTION 12.6    No Waiver. The existence of any consent in writing by the Corporation to the selection of an alternative forum either in accordance with Section 12.1 or Section 12.2 of this ARTICLE XII, shall not act as a waiver of the Corporation’s consent right as set forth in this ARTICLE XII with respect to any current or future action, suit, proceeding or complaint.
SECTION 12.7    Equitable Relief. The failure to enforce any provision or provisions of this ARTICLE XII would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce such provision or provisions.

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